Exhibit 99.1

ARTICLES OF MERGER
OF

FEDERATED NATIONAL INSURANCE COMPANY
(a Florida corporation)

WITH AND INTO

AMERICAN VEHICLE INSURANCE COMPANY
(a Florida corporation)

_______________________________

Pursuant to Section 607.1105
of the Florida Business Corporation Act

_______________________________

Pursuant to Section 607.1105 of the Florida Business Corporation Act (the “FBCA”), these Articles of Merger provide as follows:

ARTICLE I
State of Incorporation; Surviving Corporation

The name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation

Federated National Insurance Company	Florida

American Vehicle Insurance Company	Florida

American Vehicle Insurance Company, a Florida Corporation, shall be the surviving corporation.

ARTICLE II
Plan of Merger

The Agreement and Plan of Merger providing for the merger of Federated National Insurance Company (“FNIC”), with and into American Vehicle Insurance Company (“AVIC”), is attached hereto as Exhibit A (the “Agreement and Plan of Merger”).

ARTICLE III
Approval of the Plan

The Board of Directors of FNIC reviewed, considered and, on December 10, 2010 pursuant to an action by unanimous written consent in accordance with Section 607.0821 of the FBCA, duly adopted the Agreement and Plan of Merger, and presented the Agreement and Plan of Merger to the sole shareholder of FNIC in accordance with Section 601.1101 of the FBCA. Thereafter, the sole shareholder of FNIC adopted and approved the Agreement and Plan of Merger on December 14, 2010 pursuant to an action by written consent in accordance with section 607.0704 of the FBCA

The Board of Directors of AVIC, reviewed, considered and, on December 10, 2010 pursuant to an action by unanimous written consent in accordance with Section 607.0821 of the FBCA, duly adopted the Agreement and Plan of Merger, and presented the Agreement and Plan of Merger to the sole shareholder of AVIC in accordance with Section 607.1101 of the FBCA. Thereafter, the sole shareholder of AVIC adopted and approved the Agreement and Plan of Merger on December 14, 2010 pursuant to an action by written consent in accordance with Section 607.0704 of the FBCA

ARTICLE IV
Effective Time

These Articles of Merger shall become effective on the date and at the time accepted for filing by the Department of State of the State of Florida.

[Signatures on Next Page]

IN WITNESS WHEREOF, the undersigned duly authorized officers of the constituent corporations have caused these Articles of Merger to be executed this 26th day of January, 2011.

FEDERATED NATIONAL INSURANCE COMPANY, a Florida Corporation

By:	/s/ Michael H. Braun
Name:	Michael H. Braun
Title:	President

By:	/s/ George S. Berwig
Name:	George S. Berwig
Title:	Secretary

AMERICAN VEHICLE INSURANCE COMPANY, a Florida Corporation

By:	/s/ Michael H. Braun
Name:	Michael H. Braun
Title:	President

By:	/s/ Glenna M. Guess
Name:	Glenna M. Guess
Title:	Secretary

[Execution Page to Article of Merger]